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                                 [Letterhead]



                                April 21, 1997



Premiere Radio Networks, Inc.
15260 Ventura Boulevard
Fifth Floor
Los Angeles, California 91403-5339

           Re:  Registration Statement on Form S-8
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Gentlemen:

     You have requested our opinion, as counsel for Premiere Radio Networks, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 382,900 shares (the "Common Shares") of the Company's common stock, $.01 par value per share ("Common Stock"), and 1,205,977 shares (the "Class A Shares") of the Company's Class A Common Stock, $.01 par value per share ("Class A Common Stock") issuable pursuant to the Company's 1995 Stock Option Plan and the Company's 1992 Stock Option Plan (collectively, the "Plans") (the Common Shares and the Class A Shares shall be collectively referred to herein as the "Shares"). The Shares are the subject of the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about April 21, 1997 (the "Registration Statement").

     In rendering our opinion herein, we have assumed the satisfaction of the following conditions: the issuance of the Shares to be issued under the Plan and all stock option agreements entered into in connection therewith in accordance with the terms thereof; the issuance by any applicable regulatory agencies of all appropriate permits, consents, approvals, authorizations and orders relating to the offer and sale of the shares in their respective jurisdictions; the Registration Statement becoming effective; the offer and sale of the Shares in the manner set forth in the Plan and pursuant to said permits, consents, approvals, authorizations and orders; the reservation by the Company of a sufficient number of shares of Common Stock and Class A Common Stock for issuance upon exercise of outstanding options under the Plan; and the receipt by the Company of full consideration for the Common Stock and Class A

                            EXHIBIT 5

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Premiere Ratio Networks, Inc.
April 21, 1997
Page 2



Common Stock issued under the Plan in accordance with the terms of the Plans and all stock option agreements entered into in connection therewith.

     Based upon the foregoing, it is our opinion that the Shares, when issued, will be legally issued, fully paid and nonassessable.

     This opinion is addressed solely to the Company and no one else has the right to rely upon it, nor may anyone release it, quote from it or employ it in any transaction other than the Registration Statement without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm contained therein.


                                         Very truly yours,


                                  CHRISTENSEN, MILLER, FINK, JACOBS,
                                      GLASER, WEIL & SHAPIRO, LLP